Exhibit  5.1

Clayton UTZ
Sydney	Mebourne	Brisbane	Perth	Canberra	Darwin	Clayton Utz
Lawyers
Level 28
Riparian Plaza
71 Eagle Street
Brisbane QLD 4000
Australia

GPO Box 55
Brisbane QLD 4001

T +61 7 3292 7000

F +61 7 3221 9669
www.claytonutz.com

20 March 2007

The Directors

Progen Industries Limited

16 Benson Street

TOOWONG QLD 4066

Our reference: 15314/80052792

Dear Directors

Form F-3 Registration Statement

We have acted as Australian legal counsel for Progen Industries Limited, a company organised under the laws of Australia (“Company”), in connection with its filing of a registration statement on Form F-3 (“Registration Statement”) under the Securities Act of 1933 (USA), as amended (the “Act”) with the Securities and Exchange Commission (the “SEC”).

The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set out in the prospectus contained in the Registration Statement (the “Prospectus”) and as, we are instructed, will be set out in one or more supplements to the Prospectus (each a “Prospectus Supplement”), of:

1.                 the Company’s ordinary shares without par value (“Shares”); and

2.                 warrants (“Warrants”) to purchase Shares,

in such amounts as will have an aggregate offering price not exceeding US$60,000,000.

Assumptions and qualifications

As to various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

•       certificates and oral or written statements; and

•       information of or from,

public officials (including the Australian Securities and Investments Commission), officers or representatives of the Company and others.

We have relied conclusively on a certified copy of the Company’s Constitution.

For the purpose of the opinions set out below, we have also assumed, without independent investigation or verification, that:

1.                 the issuance, sale, number or amount, as the case may be, and terms of the Shares and the Warrants to be offered from time to time will be duly authorised and established, in accordance with the Constitution and applicable Australian law (each a “Corporate Action”);

2.                 the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of Shares or Warrants;

3.                 there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of Shares or Warrants;

4.                 the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time the Shares or Warrants are issued or sold;

5.                 if required by the relevant Prospectus Supplement, any Warrants will be issued under one or more warrant agreements (each a “Warrant Agreement”) between the Company and a financial institution identified in the Warrant Agreement as a warrant agent (each a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorised by an appropriate Corporate Action and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; and

6.                 to the extent that the obligations of the Company under any Warrant Agreement may depend on such matters:

(a)          each of the parties to a Warrant Agreement other than the Company is duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation and is duly qualified to engage in the activities contemplated by such Warrant Agreement;

(b)         such Warrant Agreement has been duly authorised, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms;

(c)          such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and

(d)         such party has the requisite organisational and legal power and authority to perform its obligations under such Warrant Agreement.

This opinion, which is governed by and construed in accordance with the laws of Queensland, Australia, is given only with respect to Australian law that is in effect on the date of this opinion. We have not investigated the laws of any jurisdiction other than Australia. We express no opinion as to tax law or international law. We have assumed that any applicable law (other than Australian law) does not affect this opinion.

We are qualified to practice law in Queensland, Australia and do not express any opinions in this letter concerning any laws other than the laws of Australia to the extent necessary to render the opinions set out below. We are not opining on, and we assume no responsibility as to the applicability to or effect on any of the matters covered in this letter of the laws of any other jurisdiction.

In giving our opinion as to the enforceability of the Warrants, we have used the word ‘enforceable’ in reference to the legal character of the obligations assumed by the Company, that is, that they are of a character which the law in Australia enforces or recognises. This does not mean or imply that the Warrants will be enforced in all circumstances by or against a particular party or that a particular remedy will be available.

Our opinion is subject to any laws from time to time in effect relating to bankruptcy, liquidation, receivership, administration, re-organisation, reconstruction, moratoria, court schemes or other similar laws affecting generally the enforcement of creditors’ rights.

Opinions

1.                 On due authorisation by Corporate Action of the issuance and sale of the Shares and on issuance and delivery of such Shares against payment for such Shares in accordance with:

(a)          the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement; and

(b)         if applicable, on the exercise of any Warrant in accordance with its terms, the terms of any applicable Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable (in the sense that, once fully paid, the holder cannot be asked to make any further payment in respect of the Shares).

2.                 When:

(a)          any necessary Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorised by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement; and

(b)         to the extent necessary, such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

This opinion is given as at the date of this letter and we undertake no obligation to advise you of any changes  (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this letter which may affect our opinion.

This opinion letter is furnished at your request and is solely for your benefit and may not be used,  circulated, quoted or referred to by you or by any other person or entity or for any other purpose without our express prior written consent.

We consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement, and we consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully

/s/ TIM REID

Tim Reid, Partner
+61 7 3292 7014
treid@claytonutz.com